UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  July 17, 2018

Anchor Bancorp
(Exact name of registrant as specified in its charter)

Washington	001-34965	26-3356075
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

601 Woodland Square Loop, SE
Lacey, Washington  98503
(Address of principal executive offices and zip code)

(360) 491-2250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement.

On July 17, 2018, FS Bancorp, Inc., a Washington corporation ("FS Bancorp"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Anchor Bancorp, a Washington corporation ("Anchor").  The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Anchor will merge with and into FS Bancorp (the "Merger"), with  FS Bancorp as the surviving corporation in the Merger.  Immediately after the effective time of the Merger (the "Effective Time"), FS Bancorp intends to merge Anchor Bank, a wholly-owned subsidiary of Anchor, with and into 1st Security Bank of Washington, a wholly-owned subsidiary of FS Bancorp (the "Bank Merger"), with 1st Security Bank of Washington as the surviving institution in the Bank Merger.

Under terms of the Agreement, each share of Anchor common stock will receive fixed consideration consisting of 0.2921 shares of FS Bancorp common stock  and $12.40 per share in cash.  FS Bancorp will pay aggregate consideration of 725,585 shares of FS Bancorp common stock and $30.8 million in cash. Based on the 10-day volume weighted average closing price of FS Bancorp common stock of $63.68 on July 13, 2018, the consideration value per share for Anchor was approximately $77.0 million, or approximately $31.00 per share.  Giving effect to the merger, Anchor shareholders would hold, in aggregate, approximately 16% of FS Bancorp's outstanding common stock following the merger based on March 31, 2018 reported data.

All unvested Anchor restricted stock awards outstanding immediately prior to the Effective Time will become fully vested and will be converted into a right to receive the merger consideration described immediately above, as provided in the Merger Agreement.

The Merger Agreement contains customary representations and warranties from both FS Bancorp and Anchor, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, including, in the case of Anchor, specific forbearances with respect to its business activities, (2) Anchor's obligation to call a meeting of its shareholders to approve the Merger Agreement, and, subject to certain exceptions, that its board of directors recommend that Anchor shareholders vote to approve the Merger Agreement, and (3) Anchor's non-solicitation obligations regarding alternative acquisition proposals.

The completion of the Merger is subject to customary conditions, including approval of the Merger Agreement by Anchor's shareholders and the receipt of required regulatory approvals.  The Merger is expected to be completed in the fourth calendar quarter of 2018, or early in the first quarter of 2019.

The Merger Agreement provides certain termination rights for both FS Bancorp and Anchor and further provides that a termination fee of $2,702,000 will be payable by Anchor upon termination of the Merger Agreement under certain circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact.  In addition, such representations and warranties (1) will not survive the consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties' public disclosures.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding FS Bancorp or Anchor, their respective affiliates or their respective businesses.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding FS Bancorp, Anchor, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement/prospectus, as well as in the Forms 10-K, Forms 10-Q and other documents that each of FS Bancorp and Anchor file with or furnish to the Securities and Exchange Commission ("SEC").

Each director of Anchor has executed a voting agreement with FS Bancorp pursuant to which the director has agreed to vote his shares of Anchor common stock in favor of the Merger Agreement.  Each director of Anchor also has executed a resignation, non-solicitation and confidentiality agreement with FS Bancorp.

Also, on July 17, 2018 Washington Federal, Inc. ("Washington Federal") and Anchor mutually agreed to terminate their previously announced Agreement and Plan of Merger dated as of April 11, 2017, as amended, which provided for the merger of Anchor with and into Washington Federal, with Washington Federal as the surviving entity.  A copy of the Mutual Termination Agreement is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

Item 8.01 Other Events.

On July 17, 2018, FS Bancorp and Anchor issued a joint press release announcing the execution of the Merger Agreement.  A copy of the joint press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks, uncertainties and contingencies, many of which are difficult to predict and are generally beyond the control of FS Bancorp, Anchor and the combined company. A number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by FS Bancorp and Anchor with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to, the following factors: the expected cost savings, synergies and other financial benefits from the merger might not be realized within the expected time frames or at all; governmental approval of the merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; conditions to the closing of the merger may not be satisfied; the shareholders of Anchor may fail to approve the consummation of the merger; the integration of the combined company, including personnel changes/retention, might not proceed as planned; and the combined company might not perform as well as expected. All forward-looking statements included in this Report are based on information available at the time of the communication. FS Bancorp and Anchor undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect new information, future events or circumstances or otherwise that occur after the date on which such statements were made.

Additional Information
In connection with the proposed transaction, FS Bancorp intends to file a registration statement on Form S-4 with the SEC which will contain a proxy statement/prospectus to be distributed to the shareholders of Anchor in connection with their vote on the Merger. Each party will also file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision regarding the transaction, shareholders of Anchor are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the proxy statement/prospectus that will be part of the registration statement, as well as any amendments or supplements to these documents, when they become available, because they will contain important information about the Merger. The final proxy statement/prospectus will be mailed to shareholders of Anchor. Investors and security holders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by FS Bancorp will be available free of charge by accessing FS Bancorp's website at www.FSBWA.com or by writing FS Bancorp at 6920 220th Street SW, MountLake Terrace, WA 98043, Attention: Investor Relations or calling (425) 771-5299, or by writing Anchor at 601 Woodland Square Loop SE, Lacey, WA 98503, Attention: Corporate Secretary or calling (360) 537-1388.

Participants in this Transaction
FS Bancorp, Anchor, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from Anchor shareholders in favor of the approval of the merger. Information about the directors and executive officers of FS Bancorp and their ownership of FS Bancorp stock is included in the proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 28, 2018. Information about the directors and executive officers of Anchor and their ownership of Anchor stock is set forth in the proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on November 9, 2017, and also will be included in the proxy statement/prospectus for the merger. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	2.1	Agreement and Plan of Merger, dated as of July 17, 2018, by and between FS Bancorp, Inc. and Anchor Bancorp.

99.1	Joint press release of FS Bancorp, Inc. and Anchor Bancorp dated July 17, 2018.

99.2	Mutual Termination Agreement, dated as of July 17, 2018 by and between Washington Federal, Inc. and Anchor Bancorp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR BANCORP

Date: July 17, 2017	By:	/s/Jerald L. Shaw
Jerald L. Shaw
President and Chief Executive Officer